Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-267933) of our report dated March 31, 2025, with respect to our audit of the consolidated financial statements of Northwest Biotherapeutics, Inc. and Subsidiaries (the “Company) appearing on the Annual Report on Form 10-K as of and for the year ended December 31, 2024, and to reference to us under the heading “Experts” in such registration statement.

/s/ Cherry Bekaert LLP

Nashville, Tennessee

October 23, 2025